                                  [LOGO] DELTA
                          ---------------------------
                             GALIL INDUSTRIES LTD.

                                                                EARNINGS RELEASE

                 DELTA GALIL REPORTS FIRST QUARTER 2005 RESULTS


     TEL AVIV, ISRAEL - MAY 10, 2005 - DELTA GALIL INDUSTRIES LTD. (NASDAQ:
DELT), the global provider of private label ladies' intimate apparel, socks, men's underwear, baby-wear and leisurewear, today reported that revenues rose 14% in the first quarter to $173.5 million, compared to $152.1 million in the first quarter of 2004. Revenues, excluding Burlen sales, which was acquired in December 2004, decreased by 9%, compared to the first quarter of 2004.

     The increase in sales in the first quarter of 2005 compared to the first quarter of 2004 is attributed to the consolidation of Burlen. This increase was partly offset by a decrease in sales to the North American and the European markets.

     Net loss and diluted loss per share for the first quarter were $3.0 million or $0.16 per share, compared to a net income of $4.1 million or $0.22 diluted earnings per share in the same period last year. Results for the first quarter of 2004 included other income, which contributed a profit of $0.7 million, or $0.04 earnings per share.

     SALES BY GEOGRAPHIC AREA ($MILLION)

------------------------ ----------------------------------------------------------------
                                               FIRST QUARTER
                         -------------------------- ------------------------- -----------
                                      % FROM TOTAL              % FROM TOTAL      %
                            2005          SALES         2004        SALES       CHANGE
------------------------ -------------------------- ------------------------- -----------
NORTH AMERICA
Mass market(1)                81.7         47.1           52.7       34.6            55
Upper market                  21.6         12.4           23.1       15.2            (7)
                             -----                       -----
Total North America(1)       103.3         59.5           75.8       49.8            36
EUROPE
Marks & Spencer               35.6         20.5           41.3       27.2           (14)
Others                        22.1         12.8           22.7       14.9            (3)
                             -----                       -----
Total Europe                  57.7         33.3           64.0       42.1           (10)

ISRAELI MARKET                12.5          7.2           12.3        8.1            2
                             -----                       -----
TOTAL                        173.5        100.0          152.1      100.0           14
                             =====                       =====
------------------------ -------------------------- ------------------------- -----------

     (1) Revenues, excluding Burlen sales, in the US mass market and in North America decreased by 12% and 11% respectively.

     SALES AND OPERATING PROFIT BY DIVISIONS ($MILLION)

-------------------------------- -------------------------------------------------------
                                                     FIRST QUARTER
                                 --------------------- ------------------- -------------
                                                           OPERATING
                                          SALES          PROFIT (LOSS)
                                 --------------------- ------------------- -------------
                                     2005      2004       2005      2004         %
                                                                              CHANGE
-------------------------------- ---------- ---------- --------- --------- -------------
Delta USA(1)                          73.5       42.9       3.5       2.3          71%
U.S. Upper market                     24.1       25.5      (4.4)      0.0          (6%)
Europe(2)                             39.7       45.0      (2.6)      2.6         (12%)
Socks-US & Europe                     31.5       36.8       1.0       2.5         (14%)
Delta Marketing Israel                11.6       11.0       0.9       1.0           5%
Capital gains
Adjustments(3)                        (6.9)      (9.1)     (0.1)     (1.8)
                                    ------     ------    ------    ------      ------
Total consolidated                   173.5      152.1      (1.7)      6.6          14%
                                    ======     ======    ======    ======      ======
-------------------------------- ---------- ---------- --------- --------- -------------

     (1) Including $35.6 million sales from the consolidation of Burlen, which was acquired in the fourth quarter of 2004. Excluding Burlen, sales decreased by 12%.
     (2) The operating loss in the first quarter of 2005 includes restructuring expenses in the amount of $0.5 million from the closure of a sewing factory in Israel and a loss of $1.0 million from the closure of a logistic center in Hungary.
     (3) The adjustment item includes: inside sales, sales between divisions and forward transactions results. In the operating profit, it includes mainly cancellation of unrealized profits and forward transactions results

     Operating loss in the first quarter of 2005 amounted to $1.7 million, compared to $6.6 million operating profit in the first quarter of 2004.

     Mr. Arnon Tiberg, Delta's CEO, said that, "The main causes of the loss were a decrease in sales and the erosion of selling prices to some of our customers particularly in the European and the U.S upper market divisions. We are in a period of major changes in the global business environment. Following the elimination of quotas as part of the WTO agreement, the market has been characterized by strong pressure to lower prices, beyond our expectations, from most of our customers. Delta continues to evaluate how to cope with these changes by adjusting its production facilities, reducing cost of procurement and overhead".

     In the first quarter we consolidated the results of Burlen, which contributed to the profit in Delta USA and helped to offset the losses from sales to certain customers in that market.

     Mr. Tiberg concluded, "During the first quarter we completed the closure of the logistic center in Hungary and the sewing factory in Israel, both of which had a negative effect on the financial results of the European division. Furthermore, in the US upper market segment we merged the textile operation with the upper market division and we have undertaken additional steps to improve our competitiveness. During the first quarter, we decreased production following a decrease in sales, in these segments. This decrease in production had a negative impact on our quarterly results and contributed to a decrease in inventory".

     Operating cash flow in the first quarter of 2005 was negative $18.6 million compared to negative operating cash flow of $1.1 million in the first quarter of 2004. The decrease in the operating cash flow is mainly attributable to an increase in working capital in the quarter and to the decrease in net income.




DELTA GALIL IS A LEADING GLOBAL MANUFACTURER OF QUALITY APPAREL SOLD UNDER BRANDS SUCH AS CALVIN KLEIN, HUGO BOSS, NIKE, RALPH LAUREN. RECOGNIZED FOR PRODUCT INNOVATION AND DEVELOPMENT, DELTA'S PRODUCTS ARE SOLD WORLDWIDE THROUGH RETAILERS INCLUDING WAL-MART, MARKS & SPENCER, TARGET, VICTORIA'S SECRET, JC PENNEY, HEMA, GAP, AND OTHERS. HEADQUARTERED IN ISRAEL, DELTA OPERATES MANUFACTURING FACILITIES IN ISRAEL, JORDAN, EGYPT, TURKEY, EASTERN EUROPE ,NORTH AND CENTRAL AMERICA ,THE CARIBBEAN AND THE FAR EAST. FOR MORE INFORMATION, PLEASE VISIT OUR WEBSITE: WWW.DELTAGALIL.COM

(THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS AS THAT TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH STATEMENTS ARE BASED ON THE CURRENT EXPECTATIONS OF THE MANAGEMENT OF DELTA GALIL INDUSTRIES LTD. (THE "COMPANY") ONLY, AND ARE SUBJECT TO A NUMBER OF RISK FACTORS AND UNCERTAINTIES, INCLUDING BUT NOT LIMITED TO OUR DEPENDENCE ON A FEW SIGNIFICANT CUSTOMERS; OUR ANTICIPATED GROWTH STRATEGIES; OUR INTENTION TO INTRODUCE NEW PRODUCTS; ANTICIPATED TRENDS IN OUR BUSINESS; FUTURE EXPENDITURES FOR CAPITAL PROJECTS; AND OUR ABILITY TO CONTINUE TO CONTROL COSTS AND MAINTAIN QUALITY, WHICH COULD CAUSE THE ACTUAL RESULTS OR PERFORMANCE OF THE COMPANY TO DIFFER MATERIALLY FROM THOSE DESCRIBED THEREIN. FOR A MORE DETAILED DESCRIPTION OF THE RISK FACTORS AND UNCERTAINTIES AFFECTING THE COMPANY, REFER TO THE COMPANY'S REPORTS FILED FROM TIME TO TIME WITH THE SECURITIES AND EXCHANGE COMMISSION.)


CONTACTS:
YOSSI HAJAJ        DELTA GALIL INDUSTRIES LTD.      TEL: +972-3-519-3744
KATHY PRICE        THE ANNE MCBRIDE COMPANY         TEL: + 212-983-1702 X212


                             FINANCIAL TABLES FOLLOW


                                     [LOGO] DELTA
                              ---------------------------
                                 GALIL INDUSTRIES LTD.


                      CONDENSED CONSOLIDATED STATEMENTS OF INCOME


                                                                 THREE MONTHS ENDED    YEAR ENDED
                                                                      MARCH 31         DECEMBER 31
                                                               ----------------------  ------------
                                                                  2005        2004         2004
                                                               ----------  ----------  ------------
                                                                        In US $ thousands
                                                                     (except per share data)
                                                               ------------------------------------
REVENUES                                                          173,458     152,108       654,269
COST OF REVENUES                                                  148,762     121,628       533,036
                                                               ----------  ----------  ------------
GROSS PROFIT                                                       24,696      30,480       121,233
SELLING AND MARKETING EXPENSES                                     20,505      19,870        81,204
GENERAL AND ADMINISTRATIVE EXPENSES                                 5,146       4,111        17,442
CAPITAL (LOSS) GAIN FROM THE SALES OF  ASSETS                         (35)         53           922
RE ORGANIZATION EXPENSES                                              461                     1,100
AMORTIZATION OF INTANGIBLE ASSET                                      227
OPERATING INCOME (LOSS)                                            (1,678)      6,552        22,409
                                                               ----------  ----------  ------------
FINANCIAL EXPENSES - NET                                            2,375       1,661         6,231
OTHER INCOME                                                          300         958           958
                                                               ----------  ----------  ------------
INCOME (LOSS) BEFORE TAXES ON INCOME                               (3,753)      5,849        17,136
TAXES ON INCOME                                                      (974)      1,392         2,846
INCOME (LOSS) AFTER TAXES ON INCOME                                (2,779)      4,457        14,290
SHARE IN LOSSES OF AN ASSOCIATED COMPANY                              (83)        (50)         (237)
MINORITY INTEREST IN ASSOCIATED COMPANIES - NET                       (90)       (303)       (1,368)
                                                               ----------  ----------  ------------
NET INCOME (LOSS) FOR THE PERIOD                                   (2,952)      4,104        12,685
                                                               ==========  ==========  ============
EARNINGS (LOSS) PER SHARE - BASIC                                   (0.16)       0.22          0.69
                                                               ==========  ==========  ============
EARNINGS (LOSS) PER SHARE - DILUTED                                 (0.16)       0.22          0.67
                                                               ==========  ==========  ============
WEIGHTED AVERAGE NUMBER OF SHARES - IN THOUSANDS:
BASIC                                                              18,695      18,441        18,478
                                                               ==========  ==========  ============
DILUTED                                                            18,847      19,080        18,834
                                                               ==========  ==========  ============

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

                                      [LOGO] DELTA
                               ---------------------------
                                  GALIL INDUSTRIES LTD.


                          CONDENSED CONSOLIDATED BALANCE SHEET


                                                                MARCH 31         DECEMBER 31
                                                         ----------------------  ------------
                                                            2005        2004         2004
                                                         ----------  ----------  ------------
                                                                  In US $ thousands
                                                               (except per share data)
                                                         ------------------------------------
         ASSETS:
CURRENT ASSETS:
CASH AND CASH EQUIVALENTS                                     8,500      10,392        22,150
ACCOUNTS RECEIVABLE:
    TRADE                                                   107,782      86,047       105,129
    OTHER                                                    14,162      14,681        10,627
INVENTORIES                                                 171,064     155,673       183,767
DEFERRED INCOME TAXES                                         4,497       5,325         3,675
                                                         ----------  ----------  ------------
           TOTAL CURRENT ASSETS                             306,005     272,118       325,348
                                                         ----------  ----------  ------------

INVESTMENTS AND LONG-TERM RECEIVABLES                         7,534       7,122         7,533
                                                         ----------  ----------  ------------
PROPERTY, PLANT AND EQUIPMENT                               126,685     125,137       128,341
                                                         ----------  ----------  ------------
OTHER ASSETS AND DEFERRED CHARGES                            58,810      54,502        58,497
                                                         ----------  ----------  ------------
INTANGIBLE ASSET                                             14,551                    14,778
                                                         ----------  ----------  ------------
          TOTAL ASSETS                                      513,585     458,879       534,497
                                                         ==========  ==========  ============
        LIABILITIES AND SHAREHOLDERS EQUITY:
CURRENT LIABILITIES:
SHORT-TERM BANK CREDIT                                       96,556     102,910        83,545
ACCOUNTS PAYABLE AND ACCRUALS:
    TRADE                                                    56,019      62,184        80,338
    OTHER                                                    34,003      47,886        34,083
                                                         ----------  ----------  ------------
         TOTAL CURRENT LIABILITIES                          186,578     212,980       197,966
                                                         ----------  ----------  ------------

        LONG-TERM LIABILITIES:
BANK LOANS AND OTHER LIABILITIES                             94,889      11,963        99,437
LIABILITY FOR EMPLOYEES RIGHTS UPON RETIREMENT                7,451       6,693         7,408
DEFERRED INCOME TAXES                                         3,237       6,253         4,894
                                                         ----------  ----------  ------------
          TOTAL LONG-TERM LIABILITIES                       105,577      24,909       111,739
                                                         ----------  ----------  ------------

          TOTAL LIABILITIES                                 292,155     237,889       309,705
MINORITY INTEREST                                             3,301       3,147         3,711
SHAREHOLDERS EQUITY                                         218,129     217,843       221,081
                                                         ----------  ----------  ------------
        TOTAL LIABILITIES AND SHAREHOLDERS EQUITY           513,585     458,879       534,497
                                                         ==========  ==========  ============


                                               [LOGO] DELTA
                                        ---------------------------
                                           GALIL INDUSTRIES LTD.


                               CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW


                                                                               THREE MONTHS ENDED    YEAR ENDED
                                                                             ----------------------  ------------
                                                                                    MARCH 31         DECEMBER 31
                                                                             ----------------------  ------------
                                                                                2005        2004         2004
                                                                             ----------  ----------  ------------
                                                                                      In US $ thousands
                                                                             ------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:

NET INCOME (LOSS) FOR THE PERIOD                                                (2,952)       4,104        12,685
ADJUSTMENT REQUIRED TO REFLECT THE CASH FLOWS FROM OPERATING ACTIVITIES        (15,600)      (5,160)       14,489
                                                                             ----------  ----------  ------------
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES                            (18,552)      (1,056)       27,174
                                                                             ----------  ----------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES:

PURCHASE OF FIXED ASSETS, NET OF INVESTMENT GRANTS                              (2,859)      (3,859)      (12,410)
ACQUISITION OF SUBSIDIARIES                                                                               (67,539)
PROCEEDS FROM REALIZATION OF FIXED ASSETS                                          271          108         4,318
PROCEEDS FROM REALIZATION OF INVESTMENT IN AN ASSOCIATED COMPANY                              2,640         2,640
OTHER                                                                             (473)        (273)         (698)
                                                                             ----------  ----------  ------------
NET CASH USED IN INVESTING ACTIVITIES                                           (3,061)      (1,384)      (73,689)
                                                                             ----------  ----------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:

LONG-TERM BANK LOANS, NET                                                       (4,548)      (2,584)      108,570
DIVIDEND TO SHAREHOLDERS                                                                                   (8,312)
SHORT-TERM BANK CREDIT - NET                                                    13,011       (2,086)      (48,890)
OTHER                                                                             (500)        (197)         (532)
                                                                             ----------  ----------  ------------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                              7,963       (4,867)       50,836
                                                                             ----------  ----------  ------------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                               (13,650)      (7,307)        4,321
TRANSLATION IN DIFFERENCES IN CASH AND CASH EQUIVALENTS                                                       130
BALANCE OF CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                     22,150       17,699        17,699
                                                                             ----------  ----------  ------------

BALANCE OF CASH AND CASH EQUIVALENTS AT END OF PERIOD                            8,500       10,392        22,150
                                                                             ==========  ==========  ============


                                               [LOGO] DELTA
                                        ---------------------------
                                           GALIL INDUSTRIES LTD.


                               CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW


                                                                               THREE MONTHS ENDED    YEAR ENDED
                                                                             ----------------------  ------------
                                                                                    MARCH 31         DECEMBER 31
                                                                             ----------------------  ------------
                                                                                2005        2004         2004
                                                                             ----------  ----------  ------------
                                                                                      In US $ thousands
                                                                             ------------------------------------
ADJUSTMENT REQUIRED TO REFLECT THE CASH FLOWS FROM OPERATING ACTIVITIES:

INCOME AND EXPENSES NOT INVOLVING CASH FLOWS:
DEPRECIATION AND AMORTIZATION                                                    4,012        3,987        15,185
DEFERRED INCOME TAXES - NET                                                     (2,479)        (446)         (279)
CAPITAL GAIN FROM REALIZATION OF AN INVESTMENT IN ASSOCIATED COMPANY                           (958)         (958)
CAPITAL LOSSES (GAINS) ON SALE OF  ASSETS                                           35          (53)         (922)
OTHER                                                                              (35)         285         2,739
                                                                             ----------  ----------  ------------
                                                                                 1,533        2,815        15,765
                                                                             ----------  ----------  ------------

CHANGES IN OPERATING ASSETS AND LIABILITIES:

DECREASE (INCREASE) IN ACCOUNTS RECEIVABLE                                      (6,171)      (3,975)        1,798
INCREASE (DECREASE) IN ACCOUNTS PAYABLE AND ACCRUALS                           (23,665)       8,689        17,004
DECREASE (INCREASE) IN INVENTORIES                                              12,703      (12,689)       20,078)
                                                                             ----------  ----------  ------------
                                                                               (17,133)      (7,975)       (1,276)
                                                                             ----------  ----------  ------------
                                                                               (15,600)      (5,160)       14,489
                                                                             ==========  ==========  ============